EXHIBIT 99.1
Deloitte & Touche LLP
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New York, NY 10112
USA

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www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of New Mountain Finance Corporation

We have audited the consolidated statements of assets and liabilities of New Mountain Finance Corporation and subsidiaries (the “Company”), including the consolidated schedules of investments, as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in net assets, and cash flows for each of the three years in the period ended December 31, 2020, and have issued our report dated February 24, 2021. We have also previously audited the consolidated statements of assets, liabilities and members’ capital of New Mountain Finance Holdings, L.L.C. (“NMF Holdings”), including the consolidated schedules of investments, as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in members’ capital, and cash flows for each of the three years in the period ended December 31, 2013, and have issued our report dated March 5, 2014; and we expressed unqualified opinions on those consolidated financial statements. Our audits of the Company and NMF Holdings also included the information as of December 31, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012, and 2011, appearing under the caption “Senior Securities”. This information is the responsibility of the Company’s management. Information about the Company’s senior securities as of December 31, 2020, 2019, 2018, 2017, 2016, 2015 and 2014 and information about NMF Holdings’ senior securities as of December 31, 2013, 2012, and 2011 appearing under the caption “Senior Securities” has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements from which it has been derived.

/s/ DELOITTE & TOUCHE LLP

February 24, 2021